Exhibit 24.2

POWER OF ATTORNEY

Each person whose signature appears below appoints Bing Chen and Mark Chu, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form F-3 of Seaspan Corporation (File No. 333-224288) initially filed with the Securities and Exchange Commission on April 13, 2018, and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

STEPHEN WALLACE

/s/ Stephen Wallance
Date: May 3, 2018

LAWRENCE CHIN

/s/ Lawrence Chin
Date: May 3, 2018

(Signature Page to Power of Attorney)